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                                                                 Exhibit 10 (jj)
                                  AMENDMENT TO
                    LOAN AGREEMENT AND RELATED LOAN DOCUMENTS

      THIS AMENDMENT dated as of this 25th day of October, 2002, to Loan Agreement dated December 18, 1996, as amended to date, (as amended, the "Loan Agreement") and to the Loan Documents (as defined in the Loan Agreement and as amended to date), is by and among PRESSTEK, INC., a Delaware corporation with a principal place of business at 8 Commercial Street, Hudson, New Hampshire 03051 (the "Borrower"), LASERTEL, INC., an Arizona corporation with a principal place of business at 7775 North Casa Grande Highway, Tucson, Pima County, Arizona 85745 (the "Guarantor"), and CITIZENS BANK NEW HAMPSHIRE, a bank organized under the laws of the State of New Hampshire with a place of business at 875 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

                                   WITNESSETH:

      WHEREAS, the Bank has extended a certain revolving line of credit loan to the Borrower in the principal amount of up to Sixteen Million Dollars ($16,000,000.00) (the "Revolving Line of Credit Loan"), a certain mortgage term loan to the Borrower in the original principal amount of Six Million Nine Hundred Thousand Dollars ($6,900,000.00) (the "Term Loan"), and a second mortgage term loan to the Borrower in the principal amount of Four Million Dollars ($4,000,000.00) (the "Mortgage Loan"), pursuant to the Loan Agreement and certain Loan Documents; and

      WHEREAS, the Borrower has requested, and the Bank has agreed, to renew the Revolving Line of Credit Loan through October 31, 2003 and to modify certain provisions of the Loan Agreement, all upon and subject to the terms and conditions of the Loan Agreement and the Loan Documents, as the same are amended hereby. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and/or the Loan Documents, as the case may be.

      NOW, THEREFORE, in consideration of the premises contained herein, the Borrower, the Guarantor, and the Bank hereby agree as follows:

      1. REVOLVING LINE OF CREDIT RENEWAL. Pursuant to and in accordance with the terms of Section I. D. of the Loan Agreement, the Revolving Line of Credit Loan shall be and hereby is renewed through and until October 31, 2003, which date shall be the next "Review Date" under the Loan Agreement and the Revolving Line of Credit Promissory Note.

      2. LIBOR Interest Periods. The Loan Agreement shall be and hereby is amended such that the interest periods under Section I. E. of the Loan Agreement with respect to the determination of the LIBOR Rate shall be either thirty (30), sixty (60), or ninety (90) days. The Loan Agreement shall be and hereby is further amended such that the Advance Term under Section I. E. of the Loan Agreement shall be a period of either thirty (30), sixty (60), or ninety (90) days as selected by the Borrower in accordance with the provisions of Section I. E.
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      3. FINANCIAL COVENANT COMPLIANCE. For purposes of the determination of
Borrower's compliance with the financial covenants set forth in Section VII. Q. of the Loan Agreement, the one time charge of $10,696,000.00 to Borrower's earnings for the second quarter of Borrower's 2002 fiscal year shall be disregarded.

      4. RENEWAL FEE. In consideration of the renewal of the Revolving Line of Credit Loan by the Bank hereunder, the Borrower shall pay the Bank a fee of $25,000.00 on the date hereof.

      5. AMENDMENT OF OTHER LOAN DOCUMENTS.


      Each of the other Loan Documents, whether or not specifically referenced herein, shall be and hereby is amended to reflect the terms and conditions of this amendment.

      6. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES.


      Borrower hereby confirms, reasserts, and restates all of the representations and warranties under the Loan Agreement and the Loan Documents, as amended hereby, as of the date hereof, including without limitation, the representations and warranties set forth in Article VI of the Loan Agreement.

      7. REAFFIRMATION OF AFFIRMATIVE COVENANTS.


      Borrower hereby confirms, reasserts, and restates its Affirmative Covenants as set forth in Article VII of the Loan Agreement and the Loan Documents, as amended hereby, as of the date hereof.

      8. REAFFIRMATION OF NEGATIVE COVENANTS.


      Borrower hereby confirms, reasserts, and restates its Negative Covenants as set forth in Article VIII of the Loan Agreement and the Loan Documents, as amended hereby, as of the date hereof.

      9. FURTHER REPRESENTATION AND WARRANTIES.


      The Borrower represents and warrants to the Bank as follows:

      (a) The execution, delivery and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of the Borrower and are not in contravention of any law, the Borrower's Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertaking to which the Borrower is a party or by which the

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Borrower is bound. No approval of any person, corporation, governmental body or other entity not provided herewith is required as a prerequisite to the execution, delivery and performance by Borrower of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof.

      (b) All necessary corporate action has been taken by the Borrower to authorize the execution, delivery and performance of the Amendment Documents which, when executed on behalf of the Borrower, will constitute the legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

      10. NO FURTHER EFFECT.


      Except as amended hereby, the terms and conditions of the Loan Agreement and each of the Loan Documents as set forth therein shall remain unchanged and, as hereby amended, are in full force and effect.

      IN WITNESS WHEREOF, the Borrower, the Guarantor and the Bank have executed and delivered this Amendment to the Loan Agreement and Related Loan Documents all as of the day and year first above written.

WITNESS:                               BORROWER:
                                       PRESSTEK, INC.

/s/ Jennifer McKay Tardif              By: /s/ Edward J. Marino
--------------------------------           -------------------------------------
                                           Edward Marino
                                           President and Chief Executive Officer

                                       GUARANTOR:
                                       LASERTEL, INC.

/s/ Jennifer McKay Tardif              By: /s/ Diane L. Bourque
--------------------------------           -------------------------------------
                                           Name: Diane L. Bourque
                                           Title:   Secretary

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                                       BANK:
                                       CITIZENS BANK NEW HAMPSHIRE

                                       By: /s/ Lawrence Gloekler
--------------------------------           -------------------------------------
                                       Lawrence Gloekler, Vice President


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